Exhibit 99.1

PACIFIC CAPITAL BANCORP

Non-Employee Director Compensation

Effective January 1, 2006

Annual Retainer Fee
Chairman of the Board	$120,000
PCB Board Members	$30,000

PCB/PCBNA Board Meetings
Attendance Fee	—

Committee Chair Retainer Fee
Audit	$15,000
Governance/ Nominating	8,000
Compensation	8,000
Trust Oversight	5,000

Committee Member Retainer Fee
Audit	$11,000
Governance/Nominating	4,500
Compensation	4,500
Trust	2,000

Annual Equity Component
Restricted Stock Award Value	$40,000

Board Forum Attendance Fee
PCB Board	—
Regional Boards	$500

Special Committee Assignment Retainer Fee
Asset Liability (ALCO)	$2,000
Special Attention Credit Committee	2,000
Credit Risk Trends Committee	2,000
IT Steering Committee	2,000
RAL Committee	2,000

Regional Community Bank Boards
Annual Retainer Fee	$2,000
Quarterly Meeting Attendance Fee	500
Audit Committee Attendance Fee	500